EXHIBIT 99.1

News Release

Contact:

Ellen Ewart

Vice President, Investor and Media Relations

410-689-7632

eewart@foundationcoal.com

Foundation Coal Announces First Quarter 2006 Results

Linthicum Heights, Maryland, April 26, 2006 – Foundation Coal Holdings, Inc. (NYSE:FCL) today reported financial results for the quarter ended March 31, 2006.

HIGHLIGHTS

•	First quarter coal sales revenues totaled $387.6 million, a 29 percent increase over the first quarter of 2005, and net income for the quarter was $31.3 million, a 66 percent increase over the same quarter a year ago.

•	Quarterly adjusted EBITDA improved to $93.6 million, a 31 percent increase over 2005’s first quarter results.

•	Cash flow from operating activities increased to $65.6 million compared to $11.9 million in the first quarter of 2005.

•	Ramping toward full production capacity at the newly expanded Belle Ayr Mine in Wyoming’s Powder River Basin, where a large overburden shovel and additional haul trucks were placed in service in late 2005. Belle Ayr is now targeted at 25 million tons of annual production, up from a capacity of 20 million tons in 2005.

•	Commencement of a two-year, $50 million capital project at the Wabash Mine to be completed in 2007, which will add a new slope, overland conveyor, and related handling facilities to improve efficiency and reduce costs.

Summary Statistics

($ in millions, except per-share and tonnage amounts)

	Q1 2006	Q1 2005	Improvement (%)
Coal Sales Revenues	$387.6	$300.0	29%
Coal Shipments (MM Tons)	18.5	17.3	7%
Net Income	$31.3	$18.9	66%
Earnings per Diluted Share	$0.67	$0.41	63%
Adjusted EBITDA	$93.6	$71.5	31%

NOTE: Please see EBITDA reconciliation table included as an exhibit to this release.

“Foundation Coal delivered another record quarter on higher volumes and stronger average realized prices,” said Foundation chairman and chief executive officer, James F. Roberts. “Already strong coal market fundamentals appear likely to remain favorable as we head into the summer months, traditionally a period of robust coal demand. With our expanded production capability in the Powder River Basin and steady output in the East, Foundation has a very solid base for future growth and performance.”

FINANCIAL RESULTS

Period to Period Comparisons

First quarter coal sales revenues increased 29 percent over 2005 to $387.6 million as shipments increased 7 percent and average per ton sales realizations increased 20 percent. Quarterly shipments increased from the comparable quarter of 2005 in the Powder River Basin, Northern Appalachia and Central Appalachia. Shipments from the Powder River Basin were a record 12.0 million tons, an increase of 7 percent, reflecting the expansion of annual capacity at Belle Ayr by five million tons. Increased shipments from Northern Appalachia reflected strong customer demand and solid transportation performance. Quarterly shipments from Northern Appalachia increased by 8 percent compared to 2005, despite a longwall move at Emerald mine in the first quarter. Increased shipments from Central Appalachia primarily reflected a greater amount of coal that was purchased and resold.

Of the $3.54 per ton increase in average per ton sales realizations for the quarter, $2.77 was attributable to higher coal prices in the Powder River Basin, Northern Appalachia, and Central Appalachia. The remaining $0.77 was mostly a result of increased coal quality premiums.

As a result of significant improvement in coal sales revenues coupled with a lower effective income tax rate, net income increased to $31.3 million in the first quarter of 2006 compared to $18.9 million in the first quarter of 2005. Diluted earnings per share for the first quarter increased to $0.67 compared to diluted earnings per share per share of $0.41 in the 2005 period.

EBITDA, as defined in the company’s bank credit agreement (“adjusted EBITDA”), improved by 31 percent to $93.6 million in the first quarter of 2006 from $71.5 million in 2005. Twelve month trailing (“LTM”) adjusted EBITDA increased to $331.7 million, driving the ratio of outstanding indebtedness to LTM adjusted EBITDA below 2 to 1.

During the first quarter of 2006, cost of coal sales per ton increased approximately 20 percent from the first quarter of 2005. Increases in coal sales revenues more than offset the increases in operating expenses. The higher costs were attributable to several factors:

•	A longwall move in the first quarter of 2006, compared to none in the first quarter of 2005;

•	Increases in labor, materials and supplies, and revenue-driven royalties and production taxes;

•	Increased use of purchased coal to supply selected contracts to free up production for higher value sales opportunities;

•	Increased shipments that resulted in a reduction to coal inventories (and additional costs of coal sales), versus a coal inventory increase in the prior year; and

•	As described in more detail in the following section, an accounting change pertaining to overburden stripping costs and work-in-process inventories, which caused an $11.2 million increase in reported cost of coal sales compared to last year.

The company expects the combined impact of these factors to moderate over the remainder of the year.

Implementation of New Accounting Pronouncements

During the first quarter of 2005, the Company implemented two new accounting pronouncements. Statement of Financial Accounting Standard (“SFAS”) No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value at the grant date. Implementation of SFAS No. 123R did not have a material effect on cost of coal sales and selling, general and administrative expenses.

Implementation of Emerging Issues Task Force Issue No. 04-6 Accounting for Stripping Costs in the Mining Industry required the elimination of work-in-process inventories at the company’s surface mines. Effective January 1, 2006, utilizing the cumulative effect adjustment approach to adoption, we reduced inventories by $60.4 million and deferred income tax liabilities by $21.1 million. The resultant difference of $39.3 million was recognized as reduction in beginning-of-year retained earnings. During the first quarter of 2006 all stripping costs, with the exception of a small amount attributed to coal inventories, were expensed as incurred. During the first quarter of 2005, approximately $11.2 million of stripping costs were added to work in process inventories with a resultant credit to cost of coal sold. This benefit to cost of coal sold in the prior year’s first quarter was offset by additional cost depletion recorded during that period arising from the expensing of the value assigned to partially and fully uncovered coal in purchase accounting. With regard to the change in cost of coal sold between the periods, approximately $11.2 million of the increase is attributable to this change in accounting.

Capital Structure

Capital expenditures of $40.0 million and shareholder dividends of $2.3 million were funded from cash flows from operating activities. Capital expenditures during the quarter included $15.0 million expended on expansion and efficiency improvement projects, including the next phase of expansion at the Belle Ayr mine, the final equipment for the Pax surface mine, construction of a rail loading facility at the Pax surface mine, and modernization of the Emerald rail loading facility.

Available liquidity under the revolving credit agreement increased slightly to $167 million at March 31, 2006.

OPERATIONAL AND COMMERCIAL PERFORMANCE

“To help ensure that our performance remains strong, we continue to seek efficiency improvements at all operations to advance safety, reduce costs, and enhance our ability to meet customer requirements,” said Roberts. “Our capital expenditure program in 2006 balances efficiency projects with strategic growth initiatives, which we believe offer a high degree of value creation—both today and in the future. In fact, the two-year capital investment in Wabash improvement should have long-term benefits that far exceed the initial costs.”

First quarter operational highlights also included:

•	The Cumberland Mine’s receipt of the 2005 Joseph A. Holmes Safety Award, given by the Pennsylvania State Council in recognition of the lowest total incident rate among large mines in the state.

•	Award of Mountaineer Guardian safety honors to the Paynter Branch Mine by the West Virginia Office of Miners’ Health, Safety & Training and the West Virginia Coal Association in recognition of an exemplary safety record during 2005.

•	Successful completion of a scheduled longwall move at the Emerald Mine in March.

•	A 10 percent overall reduction in the total incident rate across all Foundation mining operations compared to the full year 2005.

OUTLOOK

The company reaffirms full-year guidance for total revenues, adjusted EBITDA and net income. Production and shipment guidance also remains unchanged from Foundation’s fourth quarter 2005 earnings release dated February 8, 2006. The table below summarizes full-year targets and updates the company’s committed and priced sales position as of April 10, 2006.

Guidance

($ in millions, except per-share amounts)

	2006	2007	2008	2009
Total Revenues	$1,420 –1,500
Adjusted EBITDA	$350 - 390	—	—	—
Net Income	$70 - 100	—	—	—
Earnings per Diluted Share	$1.50 – 2.15	—	—	—
Capital Expenditures	$150 - 170	—	—	—
Coal Production (MM Tons)	70.5 – 74.5	70.5 –74.5	75.5 –79.5	75.5 –79.5
West	49.0 – 51.0	49.0 –51.0	54.0 –56.0	54.0 –56.0
East	21.5 – 23.5	21.5 –23.5	21.5 –23.5	21.5 –23.5
Coal Shipments (MM Tons)	72.5 – 76.5	72.5 –76.5	77.5 –81.5	77.5 –81.5
West	49.0 – 51.0	49.0 –51.0	54.0 –56.0	54.0 –56.0
East	23.5 – 25.5	23.5 –25.5	23.5 –25.5	23.5 –25.5
Committed and Priced (%) (1)	96%	83%	61%	41%
West	100%	91%	68%	53%
East	89%	65%	43%	14%

Notes: (1) As of 4/10/06

ABOUT FOUNDATION COAL

Foundation Coal Holdings, Inc., through its affiliates, is a major U.S. coal producer with 13 coal mines and related facilities in Pennsylvania, West Virginia, Illinois, and Wyoming. Through its subsidiaries Foundation Coal employs approximately 3,000 people and produces approximately 70 million tons annually, largely for utilities generating electricity. Foundation’s corporate offices are in Linthicum Heights, MD.

CONFERENCE CALL WEBCAST

Foundation Coal Holdings, Inc. will hold a conference call to discuss first quarter 2006 financials on Wednesday, April 26, 2006 at 10:00 a.m. EDT. The call will be accessible through the internet at Foundation’s website: www.foundationcoal.com and will be archived at this location for a period of two weeks as well.

NON-GAAP DISCLOSURES

EBITDA, a measure used by management to evaluate its ongoing operations for internal planning and forecasting purposes, is defined as income (loss) from continuing operations, plus interest expense, net of interest income, income tax expense (benefit), charges for early debt extinguishment, and depreciation, depletion and amortization. Management believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the company’s presentation of EBITDA may not be comparable to other similarly titled measures of other companies. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as interest payments, tax payments and debt service requirements. The amounts shown for EBITDA as presented herein differ from the amounts calculated under the definition of EBITDA used in the company’s debt instruments. The definition of EBITDA as used in the company’s debt instruments is further adjusted for certain cash and non-cash charges/credits and is used to determine compliance with financial covenants and the ability to engage in certain activities such as incurring additional debt and making certain payments.

A reconciliation of the company’s non-GAAP to GAAP results is included as an exhibit to this release.

FORWARD-LOOKING STATEMENTS

Certain statements relating to the future prospects, developments, business strategies, analyses and other information that is based on forecasts of future results and estimates of amounts not yet determinable are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) which can be identified as any statement that does not relate strictly to historical or current facts. The company has used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting the company and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the company’s control, that could cause the company’s actual results to differ materially from those matters expressed in or implied by these forward-looking statements. These factors include, but are not limited to: market demand for coal, electricity and steel; weather conditions or catastrophic weather-related damage; the company’s production capabilities; timing of reductions or increases in customer coal inventories; long-term coal supply arrangements; environmental laws, including those directly affecting the company’s coal mining and production, and those affecting the company’s customers’ coal usage; regulatory and court decisions; railroad, barge, trucking and other transportation performance and costs; assumptions concerning economically recoverable coal reserve estimates; employee workforce factors; changes in postretirement benefit and pension obligations; the company’s liquidity, results of operations and financial condition. The company advises investors that it discusses additional risk factors and uncertainties that could cause Foundation Coal Holdings Inc. actual results to differ from forward-looking statements in the company’s Form 10-K for the Fiscal Year ending December 31, 2005 filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors”. The investor should keep in mind that any forward-looking statement made by the company in this news release or elsewhere speaks only as of the date on which the company makes it. New risks and uncertainties come up from time to time, and it is impossible for the company to predict these events or how they may affect the company. The company has no duty to, and does not intend to, update or revise the forward-looking statements in this news release after the date of issue, except as may be required by law. In light of these risks and uncertainties, the investor should keep in mind that any forward-looking statement made in this news release or elsewhere might not occur.

Foundation Coal Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In Millions Except Per Share Data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Tons sold	18.5	17.3

Revenues	$395.3	$305.5
Cost of coal sales	290.2	215.2
Selling, general & administrative expenses	12.6	11.6
Accretion on asset retirement obligations	1.9	2.0
Depreciation, depletion and amortization	44.3	54.8
Amortization of coal supply agreements	(6.2)	(23.3)

Income from operations	52.5	45.2
Interest income	0.4	0.2
Interest expense:
Interest	(11.5)	(11.1)
Amortization of deferred financing costs	(0.7)	(0.8)
Surety bond and letter of credit fees	(1.5)	(2.4)
Other income	—	—

Income before income taxes	39.2	31.1
Income tax (expense)	(7.9)	(12.2)

Net income	$31.3	$18.9

Earnings per common share:
Basic earnings per common share	$0.69	$0.42

Diluted earnings per common share	$0.67	$0.41

Weighted average shares outstanding:
Weighted average shares—basic	45.132	44.625
Weighted average shares—diluted	46.674	46.080

This information is intended to be reviewed in conjunction with the company’s filings with the U. S. Securities and Exchange Commission.

Foundation Coal Holdings, Inc. and Subsidiaries

Supplemental Financial Data

(In Millions, Except Per Ton Data)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Tons sold
Powder River Basin	12.0	11.2
Northern Appalachia	3.7	3.4
Central Appalachia	2.4	2.0
Illinois Basin & purchased coal	0.4	0.7

Total	18.5	17.3

Average realized price per ton sold
Powder River Basin	$8.55	$7.31
Northern Appalachia	40.16	33.48
Central Appalachia	51.23	41.31
Illinois Basin and purchased coal	33.24	33.41
Total	$20.92	$17.38
Revenue summary
Powder River Basin	$102.7	$82.1
Northern Appalachia	150.0	112.7
Central Appalachia	120.8	82.6
Illinois Basin and purchased coal	14.1	22.6

Total coal sales	387.6	300.0
Other revenues	7.7	5.5

Total revenues	395.3	305.5
Cost of coal sales	290.2	215.2
Selling, general and administrative expense	12.6	11.6
Accretion on asset retirement obligations	1.9	2.0

EBITDA	90.6	76.7
Depreciation, depletion and amortization	44.3	54.8
Amortization of coal supply agreements (credit)	(6.2)	(23.3)

Income from operations	$52.5	$45.2

Capital expenditures	$40.0	$36.5
Cash flow provided by operating activities	$65.6	$11.9
Adjusted EBITDA from Credit Agreement	$93.6	$71.5
Last Twelve Months Adjusted EBITDA from Credit Agreement	$331.7	$179.5
Adjusted EBITDA Margin (Adjusted EBITDA/Revenues)	23.7%	23.8%

This information is intended to be reviewed in conjunction with the company’s filings with the U. S. Securities and Exchange Commission.

Foundation Coal Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Millions)

	March 31, 2006	December 31, 2005
	(Unaudited)
Cash & Cash Equivalents	$56.3	$22.4
Trade Accounts Receivable	109.8	110.1
Inventories, Net	35.0	96.9
Other Current Assets	29.2	30.3

Total Current Assets	230.3	259.7
Property Plant & Equipment, Net	1,658.8	1,662.7
Coal Supply Agreements, Net	48.2	53.1
Other Noncurrent Assets	28.0	32.6

Total Assets	$1,965.3	$2,008.1

Current Portion of Term Loan	$—	$—
Accounts Payable and Accruals	196.4	217.4

Total Current Liabilities	196.4	217.4
Long-Term Debt	635.0	635.0
Noncurrent Coal Supply Agreements, Net	47.9	59.0
Deferred Income Taxes	43.2	67.6
Other Long-Term Liabilities	702.8	689.8

Total Liabilities	1,625.3	1,668.8

Stockholders’ Equity	340.0	339.3

Total Liabilities and Stockholders’ Equity	$1,965.3	$2,008.1

This information is intended to be reviewed in conjunction with the company’s filings with the U. S. Securities and Exchange Commission.

Foundation Coal Holdings, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA per the Bank Credit Agreement

To Income Before Accounting Change

(In Millions)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Net income	$31.3	$18.9
Depreciation, depletion and amortization	44.3	54.8
Amortization of coal supply agreements (credit)	(6.2)	(23.3)
Interest expense	11.5	11.1
Amortization of deferred financing costs	0.7	0.8
Surety bond and letter of credit fees	1.5	2.4
Interest income	(0.4)	(0.2)
Income tax expense	7.9	12.2

EBITDA	$90.6	$76.7
Adjustments per Credit Agreement:
One-time non-cash charges (credits) resulting from purchase accounting:
Effect on cost of coal sales from market valuation of inventories Overburden removal included in depreciation, depletion and amortization	—	(7.7)
Accretion on asset retirement obligations	1.9	2.0
Non-cash stock based compensation expense	0.8	0.3
Other	0.3	0.2

Adjusted EBITDA per Credit Agreement for current quarter	$93.6	$71.5
Adjusted EBITDA per Credit Agreement for year ended December 31, 2005 and 2004, respectively	309.6	152.5
Adjusted EBITDA per Credit Agreement for quarter ended March 31, 2005 and 2004, respectively	(71.5)	(44.5)

Adjusted EBITDA per Credit Agreement for the twelve months ended March 31, 2006 and 2005, respectively	$331.7	$179.5

This information is intended to be reviewed in conjunction with the company’s filings with the U. S. Securities and Exchange Commission.